UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 11, 2007

ZALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-04129	75-0675400
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 West Walnut Hill Lane Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (972) 580-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 6, 2007, Zale Corporation (“Zale”) amended its existing $500 million Revolving Credit Agreement with Bank of America, as Administrative Agent, and a syndicate of other lenders.  The amendment to the Revolving Credit Agreement provides for an additional $100 million seasonal commitment that will be available during the period of October 15 through December 15 of each year.  In addition, the amendment provides that Zale may from time to time request an increase in the total commitments under the Revolving Credit Agreement by an amount not to exceed $100 million (the “accordion feature”).  However, no lender is required to increase its commitment pursuant to the accordion feature.  The amendment also reduced applicable interest rate margins relating to certain LIBOR based loans and certain commitment fees under the Revolving Credit Agreement, and extended the term of the Revolving Credit Agreement to from August 11, 2009 to August 11, 2011.

The information set forth above is a summary of the principal amendments to the Revolving Credit Agreement and is qualified in its entirety by reference to the full text of the Fourth Amendment to the Revolving Credit Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

                (d)           Exhibits

                99.1         Fourth Amendment to Credit Agreement, dated April 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION
Registrant

Date:	April 11, 2007	By:	/s/ Cynthia T. Gordon
Cynthia T. Gordon
Senior Vice President, Controller (principal accounting officer of the Registrant)